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                                                                    EXHIBIT 3.11

                          CERTIFICATE OF INCORPORATION

                                       OF

                        THRALL TRINITY FREIGHT CAR, INC.

                                      -oOo-

                                    ARTICLE I

                                      Name

         The name of the corporation is THRALL TRINITY FREIGHT CAR, INC.

                                   ARTICLE II

                           Registered Office and Agent

         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                                     Purpose

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

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                                   ARTICLE IV

                            Authorized Capital Stock

         The total number of shares of stock which the corporation shall have authority to issue is Ten Thousand (10,000) shares of Common Stock, with a par value of one dollar ($1.00) per share.

                                    ARTICLE V

                                Sole Incorporator

The name and mailing address of the sole incorporator is:

                               Michael G. Fortado
                              2727 Stemmons Freeway
                               Dallas, Texas 75207

                                   ARTICLE VI

                                    Duration

The corporation is to have a perpetual existence.

         THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of October, 2001.

                                          /s/ Michael G. Fortado
                                          --------------------------------------
                                          Michael G. Fortado, Sole Incorporator